UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 28, 2004

NBO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

STATE OF MARYLAND (State or other jurisdiction of incorporation)	033037 (Commission File Number)	55-0795927 (IRS Employer Identification No.)
3676 West California Avenue, Building D Salt Lake City, Utah 84104 (Address of principal executive offices) Registrant's telephone number, including area code (801) 887-7000

Item 5. OTHER EVENTS

On October 28, 2004, we signed a letter agreement with an investment-banking firm to act as financial advisor and lead underwriter for our initial public offering of common stock. Specific terms relating to the offering will be made available at the appropriate time.

On November 3, 2004 we advised all shareholders of record of the same. The text of the letter to shareholders is attached, and was sent via email and by hard copy, mailed using first class postage to the addresses of all shareholders of record.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2004	NBO SYSTEMS, INC. By: /s/ Keith A. Guevara Keith A. Guevara President/CEO